Exhibit 99.1

Gryphon Gold Advances Critical Data Analysis

December 2, 2010, Gryphon Gold Corporation (“Gryphon Gold”) (TSX: GGN; OTCBB: GYPH) announced on October 21, 2010 that the Board of Directors has developed a strategy to expedite the Borealis Heap Leach Gold Project production timeline. The focus of this strategic direction is to finalize certain critical data pertaining to the Freedom Flats Re-Leach to expedite the start-up of its gold mining operation. The expedited plan is based on staging the capital requirements set out in the September 17, 2009 Pre-Feasibility Study which forms part of the technical report described below (“NI 43-101 Pre-Feasibility Study of the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA”). This expedited plan is projected to produce positive cash flow in a timeframe of three to four months after breaking ground. Implementation of the expedited start is contingent upon adequate financing and regulatory approval.

"In expediting our mine development plans the Company is exploring multiple options for financing," said Gryphon Gold President, John L. Key. "As we grow closer to a decision, we will release news accordingly, as required by the Toronto Stock Exchange and Securities and Exchange Commission Rules and Regulations."

To “finalize certain critical data” Gryphon secured three bulk samples from the Freedom Flats Re-Leach which is scheduled to be the initial feed for Gryphon’s plans under the “Road to Production” initiative. The material was delivered to Kappes Cassidy and Associates of Reno, Nevada and column leach tests began on November 19, 2010. Although initial results are encouraging, reportable results will not be available until late December of this year.

A reverse circulation drill program began on the Freedom Flats Re-Leach on November 25, 2010. The drill program is scheduled to run through December 7, 2010 and confirmation assays should be available by mid to late December. The combination of this new data combined with the data included in the April 28, 2008 Canadian NI 43-101 Technical Report on Mineral Resources of the Borealis Gold Project will determine the Freedom Flats Re-Leach final reserve grade. This reserve grade combined with the column test work noted above will determine the recoverable gold for this initial feed and confirm the commercial feasibility for the project.

The “Road to Production” presentation, posted on Gryphon Gold’s website at http://www.gryphongold.com/main/presentation, presents a plan that outlines management’s strategic objectives and the path forward, including timelines. The above referenced critical data is scheduled to be confirmed by late December 2010, which should allow for ground breaking in early 2011 and subsequent start of production in the 2nd quarter of 2011 with the specific dates dependent on completion of financing and the end of the winter hard freeze. Capital requirements to be secured for the completion of Phase 1 are projected to be in the range of $7 - $8 million.

“The work completed to date and the planned release of the grade and recovery data that is being used to confirm the data used in the September 17, 2009 Canadian NI 43-101 Pre-Feasibility Study keeps the Road to Production on schedule for a March, 2011 ground breaking pending a successful financing. The “Road to Production” is a robust plan to generate early and profitable gold production at our Borealis property in a low-cost manner.” stated Key.

The “Road to Production” is based on upon an anticipated quick start to this permitted (all major permits are in place) resource by utilizing already mined materials and generating cash flow in a 4 month period from ground-breaking. The Phase 1 concept is to recover material that was partially leached and recover gold at a very low operating cost. "The reserve of partially leached material is projected to provide leach pad feed for nearly 7 months, yielding gold recovery and cash flow to advance the project into in-situ production," said Key. The planned gold recovery for the first 12 months will be gold to carbon with the gold recovery from the carbon being done on a toll basis.

Subject to successful financing and implementation of Phase 1, two critical steps are expected to be taken in an eight month period: 1) construction of the A.D.R. plant will commence, and 2) in-situ ore will begin to be mined from the East Ridge pit. Completion of the A.D.R. six months later will be the final mark to accomplishing the critical elements of the September 17, 2009 NI 43-101 Pre-Feasibility Study allowing for the achievement of the 50,000 ounces gold/year production benchmark.

For further information contact:

Gryphon Gold Corporation

Suite 711-675 West Hastings Street
Vancouver, BC
Canada V6B 1N2
Tel: +1 888.261.2229
Fax: +1 604.608.3262
www.gryphongold.com

John L. Key
President and CEO
Tel:	+1 775.883.1456	E-mail:	jkey@gryphongold.com
Or
Lisanna Lewis
Vice President
Tel:	+1 604.261.2229	E-mail:	llewis@gryphongold.com

Investor Relations:

Eric Stevenson
Price Target Media, Inc
Tel:	775-434-4451
E-mail:	eric@pricetargetmedia.com

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada-focused gold exploration and potentially a production company. Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposits, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada.

The Borealis Property is described in a technical report dated September 17, 2009 and titled “NI 43-101 Pre-Feasibility Study of the Mineral Resources of the Borealis Gold Project located in Mineral County, Nevada, U.S.A.” This report is prepared in accordance with NI 43-101 filed on www.sedar.com. This technical report describes the exploration history, geology, and gold resources at the Borealis Property. Disclosure in this press release of mineral resources is based on the technical report. Details of the quality or grade of each category of mineral resources and key assumptions, parameters, and methods used to estimate the mineral resources are included in the technical reports. The technical report also includes a description of environmental and permitting matters.

The technical information in this press release was approved by Mr. Steven Craig, VP of Exploration of Gryphon Gold Corporation, and is a Qualified Person as defined by National Instrument 43-101 of the Canadian Securities Administrators.

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources: This press release and the Pre-Feasibility Study referenced in this press release use the terms “Measured Resources”, “Indicated Resources”, “Measured & Indicated Resources” and “Inferred Resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or pre-feasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to: 1) resource estimates on the Borealis project, exploration plans and other plans, projections, estimates and expectations; 2) statements regarding the Freedom Flats re-leach program and confirmation of the grade of the 1.8 million tons of the stockpiles; 3) statements with respect to the expected timeline and capital requirements; 4) statements related to permitting status and approval requirements; 5) projected cash flow from production, if any; 6) ability to obtain financing on acceptable terms, and; 7) other statements related to plans, estimates, timing and objectives. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that reserves and resource estimates may not result in commercially viable gold production, the risk that further exploration, and if warranted, development will not be completed as currently anticipated or at all, that financing for the development of the Borealis Project and regulatory approval of any financing may not be available on terms satisfactory to Gryphon and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in Gryphon’s annual report on Form 10-K, as filed with the SEC on June 28, 2010, under the section heading “Risk Factors” and in Gryphon’s most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on Gryphon’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.